Exhibit 25(b)

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

(Exact name of obligor as specified in its charter)

(see attached page for additional obligors)

Delaware	75-2967817
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1601 Bryan Street Dallas, Texas	75201-3411
(Address of principal executive offices)	(Zip code)

10.25% Senior Notes due 2015, Series B and Guarantees thereof

(Title of the indenture securities)

Table of Additional Obligors

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Principal Executive Offices

Co-Issuer
TCEH Finance, Inc.	Delaware	26-2137715	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Guarantors
Big Brown 3 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Big Brown Lignite Company LLC	Texas	52-2364247	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Big Brown Power Company LLC	Texas	75-2967823	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Collin Power Company LLC	Delaware	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Decordova Power Company LLC	Texas	75-2967797	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

DFW Midstream Services LLC	Texas	75-2967817	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Energy Future Competitive Holdings Company	Texas	75-1837355	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Generation MT Company LLC	Delaware	75-2967818	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Generation SVC Company	Texas	45-0470622	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Lake Creek 3 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Big Brown Mining Company LLC	Texas	75-3006803	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Energy Company LLC	Texas	26-0022234	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Energy Services Company	Delaware	74-3195086	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Energy Trading California Company	Texas	75-2723853	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant ET Services Company	Texas	75-2967835	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Generation Company LLC	Texas	75-2967820	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Holding Company LLC	Delaware	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Mineral Development Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Mining Company LLC	Texas	75-2967821	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Mining Services Company	Delaware	74-3195084	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Power Services Company	Delaware	74-3195081	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Luminant Renewables Company LLC	Texas	20-3007585	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Martin Lake 4 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Monticello 4 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Morgan Creek 7 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

NCA Resources Development Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Oak Grove Management Company LLC	Delaware	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Oak Grove Mining Company LLC	Texas	20-8516181	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Oak Grove Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Sandow Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Tradinghouse 3 & 4 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Tradinghouse Power Company LLC	Texas	75-2967804	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

TXU Chilled Water Solutions Company	Texas	75-2808730	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

TXU Energy Retail Company LLC	Texas	26-0494257	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

TXU Energy Retail Management Company LLC	Delaware	26-0022145	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

TXU Energy Solutions Company LLC	Texas	26-0022193	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

TXU Retail Services Company	Delaware	20-5872839	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

TXU SEM Company	Texas	75-2795541	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

TXU SESCO Company LLC	Texas	82-0539333	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

TXU SESCO Energy Services Company	Texas	75-2959527	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Valley NG Power Company LLC	Texas	75-2967820	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Valley Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Wichita/Victory Ave., LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22 nd day of September, 2008.

THE BANK OF NEW YORK MELLON

By:	/S/ REMO J. REALE
Name: REMO J. REALE
Title: VICE PRESIDENT

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2008, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,463,000
Interest-bearing balances	31,232,000
Securities:
Held-to-maturity securities	1,631,000
Available-for-sale securities	24,769,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	19,485,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	33,282,000
LESS: Allowance for loan and lease losses	244,000
Loans and leases, net of unearned income and allowance	33,038,000
Trading assets	4,207,000
Premises and fixed assets (including capitalized leases)	906,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	760,000
Not applicable
Intangible assets:
Goodwill	2,495,000
Other intangible assets	998,000

Other assets	7,072,000

Total assets	130,062,000

LIABILITIES
Deposits:
In domestic offices	34,562,000
Noninterest-bearing	20,410,000
Interest-bearing	14,152,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	64,413,000
Noninterest-bearing	2,092,000
Interest-bearing	62,321,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	884,000
Securities sold under agreements to repurchase	89,000
Trading liabilities	3,678,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,999,000
Not applicable
Not applicable
Subordinated notes and debentures	2,940,000
Other liabilities	12,854,000

Total liabilities	121,419,000

Minority interest in consolidated subsidiaries	133,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,375,000
Retained earnings	6,131,000
Accumulated other comprehensive income	-1,131,000
Other equity capital components	0
Total equity capital	8,510,000

Total liabilities, minority interest, and equity capital	130,062,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Steven G. Elliott Robert P. Kelly	]	Directors